Exhibit 99.1






           FOR IMMEDIATE RELEASE

           Tom R. Thoren
           Vice President, Communications
           856-566-4026
           www.amwater.com

                   AMERICAN WATER WORKS ANNOUNCES COMPLETION
             OF ACQUISITION BY THAMES WATER, RWE'S WATER DIVISION
                    Board of Directors Declares a Dividend

VOORHEES, N.J., January 10, 2003 - American Water Works Company, Inc. (NYSE:
AWK), today announced that its acquisition by Thames Water, the water division of RWE, was completed this morning. The transaction received all required approvals from American Water Works' shareholders and regulatory agencies.

Pursuant to the acquisition, each outstanding share of American Water Works' common stock has been converted into the right to receive $46.00 per share without interest.

Going forward, American Water will oversee RWE's water business in North and South America as a wholly owned subsidiary of Thames Water. Thames Water's CEO Bill Alexander has been appointed Chairman, President and CEO of American Water effective immediately, a role he will hold in addition to his current responsibilities as CEO of Thames Water plc.

Marilyn Ware, former Chairman of the Board of American Water Works said, "This acquisition represents a successful implementation of a well designed strategic plan that offers benefits for our customers, our shareholders, and our employees. Our customers gain access to new technologies, research and development, and our new partners' global experience in service, customer satisfaction and security."

Retiring President and CEO Jim Barr said, "I am tremendously proud of our employees and their accomplishment in building the largest water services company in America. Joining forces with Thames Water and RWE, the third largest water company in the world, will enhance our ability and continue our commitment to address water resource issues."

Bill Alexander, the new Chairman, President and CEO of American Water said, "American Water and Thames Water, through our combined experience and know-how, will continue the tradition of providing customers with the superior quality service they deserve."

American Water Works also announced that its Board of Directors had declared a "stub period" dividend equal to $0.2153333 per share on its common stock in connection with the closing of the merger.

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AWK - Page Two

The "stub period" dividend is payable to stockholders of record as of the close of trading on the New York Stock Exchange on January 9, 2003, the trading day immediately preceding the closing date of the merger. The "stub period" dividend is expected to be paid within 15 days after the closing date of the merger.

Shareholders with questions regarding the "stub period" dividend or transmittal of certificates of stock should direct inquiries to EquiServe Trust Company by calling 1-877 WTR-WRKS (1-877-987-9757).

About American Water Works
American Water Works was the largest publicly traded US corporation devoted exclusively to the business of water. Its 6,600 employees provide water, wastewater and other related services to 15 million people in 27 states and three Canadian provinces.

About Thames Water
Thames Water, the water division of international multi-utility RWE, is the world's third largest water company, serving almost 70 million people in 46 countries across the globe.

For further information please contact:

RWE AG:
Dieter Schweer, Head of Corporate Communications
Phone:  +49-201-121-5120

Bill McAndrews, Head of Press Relations
Phone: +49-201-121-5095
Mobile: +49-177-551-5302

Thames Water:
Cathy Little, Press Relations
Phone: +44-118-373-8923
Mobile: +44-774-764-1038





     Forward looking statements in this report, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include, among others, the following: the success of pending applications for rate increases, inability to obtain, or to meet conditions imposed for, regulatory approval of pending acquisitions, weather conditions that tend to extremes of temperature or duration; availability, terms and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with governmental regulations, particularly those affecting the environment and water quality; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; changes in business strategy or plans; quality of management; general economic and business conditions; the ability to satisfy the conditions to closing set forth in the definitive agreement; and other factors described in filings of the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

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